UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8

                             Washington, D.C. 20549

                   REGISTRATION STATEMENT UNDER THE SECURITIES

                                   ACT OF 1933
                         ONE PRICE CLOTHING STORES, INC.
            (Exact name of Registrant as specified in its Charter)

                           Delaware                                                     57-0779028
         (State or other jurisdiction of                                             (I.R.S. Employer
         incorporation or organization)                                             Identification No.)


         Highway 290, Commerce Park
            1875 East Main Street
          Duncan, South Carolina                                                          29334
  (Address of principle executive office)                                                (Zip Code)

           ONE PRICE CLOTHING STORES, INC. STOCK OPTION AGREEMENT
                             (Full Title of Plan)

                         Grant H. Gibson, Secretary
                       One Price Clothing Stores, Inc.
                          Highway 290, Commerce Park
                             1875 East Main Street
                        Duncan, South Carolina  29334
                 (Name and address of agent for service)

                              (864) 433-8888
          (Telephone number, including area code of agent for service)

                      Calculation of Registration Fee

                                                                        Proposed
                                                  Proposed              maximum
 Title of securities      Amount to be        Maximum offering         aggregate             Amount of
  to be registered         registered         Price per share        Offering price      Registration fee


Common Stock
$0.01 par value
per share                  300,000                   $4.125*            $1,237,500            $365.06

* The exercise price of stock options is used for purposes of calculating the registration fee.

Part I.  Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information

         Not included in this Registration Statement but provided or to be provided to Plan participants pursuant to Rule 428(b)(1).

Item 2.  Registrant Information and Employee Plan Annual Information

         Not included in this Registration Statement but provided or to be provided to Plan participants pursuant to Rule 428(b).

Part II. Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

         The following documents or portions thereof are hereby incorporated by reference:

         The Registrant's Annual Report for the fiscal year ended January 31, 1998 on Form 10-K, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (Commission File No. 0-15385) ("the 1997 Form 10-K").

         The description of the Registrant's common stock contained in or incorporated into the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 23, 1987, File No. 0-15385.

         All other reports filed by the Registrant pursuant to Section 13(a) or 15(b) of the Exchange Act since the end of the Registrant's 1997 fiscal year.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The law firm of Wyche, Burgess, Freeman & Parham, P.A., located in Greenville, South Carolina, is counsel to the Registrant in connection with this Registration Statement and has passed on certain aspects of the legality of the common stock covered hereby. As of May 20, 1998, attorneys of Wyche, Burgess, Freeman and Parham, P.A. beneficially owned less than 1% of the outstanding shares of common stock of the Registrant.

Item 6.  Indemnification of Directors and Officers

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware respecting indemnification of officers and directors of Delaware corporations in connection with legal proceedings involving any such persons because of being or having been an officer or director. These provisions permit a corporation under certain circumstances to indemnify an individual made a party to a proceeding because he or she is or was a director or officer of a corporation against liability incurred in the proceedings. In addition, this section requires corporations to indemnify directors or officers against expenses reasonably and actually incurred in connection with certain types of proceedings in which such director or officer was successful, on the merits or otherwise. This section also permits a corporation to purchase and maintain insurance on behalf of a person who is or was an officer or director of such corporation.

         Reference is further made in Article VII of the Certificate of Incorporation of the Registrant. (See Exhibit 4(a) and 4(a)(1) to this Registration Statement.)

         Reference is further made to Article XII of the Bylaws of the Registrant. (See Exhibit 4(b) to this Registration Statement.)

Item 7.  Exemption from Registration Claimed

         Not applicable

Item 8.  Exhibits

         4(a)     Certificate of  Incorporation  of the Registrant,  as amended:
                  Incorporated by reference to Exhibit 3(a) in the Registrant's Registration Statement on Form S-1, (File No. 33-13321) ("the Form S-1").

         4(a)(1) Certificate of Amendment of Certificate of Incorporation of the Registrant: Incorporated by reference to Exhibit 3(a)(1) in Registrant's Annual Report on Form 10-K for the year ended January 1, 1994, (File No. 0-15385) ("the 1993 Form 10-K").

         4(b) Restated By-Laws of the Registrant, as of July 22, 1992 and amended as of July 20, 1994 and March 14, 1996: Incorporated by reference to Exhibit 3(b) in Registrant's Annual Report on Form 10-K for the year ended December 30, 1995 (File No. 0-15385) ("the 1994 Form 10-K").

         4(d) One Price Clothing Stores, Inc. and Wachovia Bank of North Carolina, N.A. as Rights Agent Shareholder Rights Agreement dated November 3, 1994: Incorporated by reference to Exhibit 2 to the Registrant's Form 8-K filed November
                  10, 1994 (File No. 0-15385).

         4(e)     Specimen of  Certificate  of the  Registrant's  Common  Stock:
                  Incorporated by reference to Exhibit 1 to the Registrants Registration Statement on Form 8-A filed June 23, 1987 (File No. 0-15385).

         5 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding certain aspects of the legality of shares of common stock of the Registrant covered by this Registration Statement.

         23(a) Consent of Wyche, Burgess, Freeman & Parham, P.A. - contained in Exhibit 5.

         23(b) Consent of Deloitte & Touche LLP, Independent Accountants to incorporation by reference in Registration Statement.

         24 Power of Attorney is contained on the signature page of this filing.

         99(a)    One Price Clothing Stores, Inc. Stock Option Agreement.

         99(b)    Employment   Agreement   dated  March  26,  1997  between  the
                  Registrant and Larry I. Kelley:  Incorporated  by Reference to
                  Exhibit 10(o) to the Registrant's 1996 Form 10-K.

Item 9.  Undertakings

         (a)       The undersigned Registrant hereby undertakes:

                  (1) To file,  during any  period in which  offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registrant Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. [Amended to Release No. 33-7168(P. 85,420), effective June 7 1996, 60 FR 26604.] (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs
                    (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed to the Commission by the Registrant pursuant to Section 13 or
                    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining  any liability  under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from  registration by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                         SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duncan, State of South Carolina, on May 21 1998.

         ONE PRICE CLOTHING STORES, INC.

                                                    By:      /s/ Grant H. Gibson
                                                                 Grant H. Gibson
                                                                       Secretary

                                    POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry D. Jacobs, Jr. and Grant H. Gibson, each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Date:    May 21, 1998                                /s/ Henry D. Jacobs, Jr.
                                                              ------------------------
                                                              Henry D. Jacobs, Jr.
                                                              Chairman of the Board

         Date:    May 21, 1998                                /s/ Larry I. Kelley
                                                              -------------------
                                 Larry I. Kelley
                                                              President and Chief Executive Officer
                                                              (principal executive officer)

         Date:    May 21, 1998                                /s/ Grant H. Gibson
                                                              -------------------
                                                              Grant H. Gibson
                                                              Secretary

         Date:    May 21, 1998                                /s/ Stephen A. Feldman
                                                              ----------------------
                                                              Stephen A. Feldman
                                                              Executive Vice President &
                                                              Chief Financial Officer
                                                              (principal financial officer)

         Date:    May 21, 1998                                /s/ Cynthia R. Cohen
                                                              --------------------
                                                              Cynthia R. Cohen
                                                              Director

         Date:    May 21, 1998                                /s/ Charles D. Moseley, Jr.
                                                              ---------------------------
                                                              Charles D. Moseley, Jr.
                                                               Director

         Date:    May 21, 1998                                /s/ Laurie M. Shahon
                                                              --------------------
                                                              Laurie M. Shahon
                                                              Director

         Date:    May 21, 1998                                /s/ Malcolm L. Sherman
                                                              ----------------------
                                                              Malcolm L. Sherman
                                                              Director

         Date:    May 21, 1998                                /s/ James M. Shoemaker, Jr.
                                                              ---------------------------
                                                              James M. Shoemaker, Jr.
                                                              Director

         Date:    May 21, 1998                                /s/ Leonard M. Snyder
                                                              ---------------------
                                                              Leonard M. Snyder
                                                              Director

         Date:    May 21, 1998                                /s/ Raymond S. Waters
                                                              ---------------------
                                                              Raymond S. Waters
                                                              Director


                 ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARIES
                                   EXHIBIT INDEX

         4(a)     Certificate of  Incorporation  of the Registrant,  as amended:
                  Incorporated by reference to Exhibit 3(a) in the Registrant's Registration Statement on Form S-1, (File No. 33-13321) ("the Form S-1").

         4(a)(1) Certificate of Amendment of Certificate of Incorporation of the Registrant: Incorporated by reference to Exhibit 3(a)(1) in Registrant's Annual Report on Form 10-K for the year ended January 1, 1994, (File No. 0-15385) ("the 1993 Form 10-K").

         4(b) Restated By-Laws of the Registrant, as of July 22, 1992 and amended July 20, 1994 and March 14, 1996: Incorporated by reference to Exhibit 3(b) in Registrant's Annual Report on Form 10-K for the year ended December 30, 1995 (File No. 0-15385) ("the 1995 Form 10-K").

         4(d) One Price Clothing Stores, Inc. and Wachovia Bank of North Carolina, N.A. as Rights Agent Shareholder Rights Agreement dated November 3, 1994: Incorporated by reference to Exhibit 2 to the Registrant's Form 8-K filed November 10, 1994 (File No. 0-15385).

         4(e)     Specimen of  Certificate  of the  Registrant's  Common  Stock:
                  Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed June 23, 1987 (File No. 0-15385).

         5 Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding certain aspects of the legality of shares of common stock of the Registrant covered by this Registration Statement.

         23(a) Consent of Wyche, Burgess, Freeman & Parham, P.A. - contained in Exhibit 5.

         23(b) Consent of Deloitte & Touche LLP, Independent Accountants to incorporation by reference in Registration Statement.

         24 Power of Attorney is contained on the signature page of this filing.

         99(a)    One Price Clothing Stores, Inc. Stock Option Agreement.

         99(b) Employment Agreement dated March 26, 1997 between the Registrant and Larry I. Kelley: Incorporated by Reference to
                  Exhibit 10(o) to the Registrant's 1996 Form 10-K.
                  (File No. 0-158385) ("the 1996 Form 10-K").